UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2010

MedClean Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-03125	21-0661726
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

3 Trowbridge Drive
Bethel, Connecticut 06801
(Address of principal executive offices, including zip code)

(203) 798-1080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On May 17, 2010, the preferred stock purchase agreement (the “Purchase Agreement”) and the Registration Rights Agreement (the “Registration Rights Agreement,” and together with the Purchase Agreement, the “Transaction Agreements”), in each case, between MedClean Technologies, Inc, (the “Company”) and Socius Capital Group, LLC, a Delaware limited liability company,  doing business as Socius Life Sciences Capital Group, LLC (the “Investor”) were mutually terminated by the Company and the Investor.  The Transaction Agreements were originally filed with the United States Securities & Exchange Commission on December 4, 2009.

In connection with the Purchase Agreement, the Company paid the Investor a due diligence fee of $20,000 (the “Due Diligence Fee”) and a commitment fee 19,121,282 shares of restricted common stock (the “Commitment Shares”).

As a result of the termination the Company forfeited the Due Diligence Fee and the Investor returned the Commitment Shares to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedClean Technologies, Inc.

Date: May 19, 2010	By:	/s/ David Laky
	Name:	David Laky
	Title:	Chief Executive Officer and President